UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Drew West was appointed by the Board of Directors to serve as a Class II Director of the Company to serve until the 2015 Annual Meeting of Stockholders of the Company and as Chairman of the Board, effective as of June 2, 2014. There is no understanding or arrangement between Mr. West and any other person pursuant to which Mr. West was appointed as a director and as Chairman. Mr. West has no family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Company did not appoint Mr. West to any committees at this time.  Mr. West entered into a letter agreement with the Company dated June 2, 2014 in connection with his services as a director and as Chairman of the Board that provides for either (i) the issuance of 300,000 shares of the Company’s common stock, or (ii) an option for the purchase of 300,000 shares of common stock, per quarter. The Company also entered into its standard indemnification agreement with Mr. West.  Mr. West has never had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Mr. Estrella and Ms. Johnson entered into Amended and Restated Employment Agreements with the Company dated June 2, 2014 in connection with their services to the Company that reduced their salaries to $110,000 per year.  Pursuant to his Agreement, Mr. Estrella continues working with the Company as WSGI’s Chief Executive Officer, President and a Director.  Pursuant to her Agreement, Ms. Johnson will work part-time with the Company but will continue as its Vice President, General Counsel and Secretary.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 8.01 Other Events

On June 3, 2014, Drone Aviation Corp., a privately held corporation (“DAC”) entered into a Share Exchange Agreement by and among Drone Aviation Holdings Corp., a publicly traded corporation (“DAHC”) and the shareholders of DAC, including the Company, pursuant to which the shareholders of DAC transferred all of the issued and outstanding capital of DAC to DAHC in exchange for Common Stock or Series D Convertible Preferred Stock of DAHC on a one-for-one basis (the “Share Exchange”).

WSGI acquired 10,000,000 shares of the common stock of DAC in the sale of its subsidiary Lighter Than Air Systems Corp., which sale closed on May 5, 2014.  Pursuant to the Share Exchange, those 10,000,000 shares that WSGI held in DAC are now equal to 10,000,000 shares of Series D Convertible Preferred Stock of DAHC, which is a publicly traded company.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are attached as exhibits to DAHC’s Current Report on Form 8-K, dated June 5, 2014.  Readers should review the agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated June 2, 2014, by and between the Company and Drew West
10.2	Amended and Restated Employment Agreement, dated June 2, 2014, by and between the Company and Glenn D. Estrella
10.3	Amended and Restated Employment Agreement, dated June 2, 2014, by and between the Company and Barbara M. Johnson
99.1	Press Release dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: June 4, 2014	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer